Exhibit 4.1
REDGATE MEDIA GROUP

SHAREHOLDER	CERTIFICATE NUMBER	DISTINCTIVE NUMBERS		PAR VALUE PER SHARE

		FROM	TO

US$0.0025

	DATE OF ISSUE	NO. OF SHARES	CLASS	CONSIDERATIION PAID

COMMON

SHARE CERTIFICATE
OF
REDGATE MEDIA GROUP
INCORPORATED IN THE CAYMAN ISLANDS
Authorised Capital:
THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE RULES AND LAWS GOVERNING THE ADMINISTRATION OF THE COMPANY
(PLEASE REFER TO THE BACK OF THIS SHARE CERTIFICATE FOR THE LEGENDS.)

SHAREHOLDER	CERTIFICATE NUMBER	NO. OF SHARES	CLASS	PAR VALUE PER SHARE

			COMMON	US$0.0025

	DATE OF ISSUE	DISTINCTIVE NUMBERS

		FROM	TO

GIVEN UNDER THE COMMON SEAL OF THE COMPANY ON THE DATE STATED ABOVE AND IN THE PRESENCE OF

DIRECTOR	DIRECTOR/SECRETARY

NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND THE REGULATIONS PROMULGATED THEREUNDER, AS IN EFFECT FROM TIME TO TIME (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.